Exhibit 99.1

Investor Contact:

John Mills

Partner

ICR

310.954.1105

Limoneira Company Expands International Operations with Investment in Chilean Packing House

Represent Limoneira’s First International Business Investment

Santa Paula, CA., August 19, 2014 – Limoneira Company (the “Company” or “Limoneira”) (NASDAQ: LMNR), a leading agribusiness with prime agricultural land and operations, real estate and water rights in California and Arizona, announced today that it has made an investment in “Rosales S.A,” a citrus packing, marketing and sales operation in La Serena, Chile.

With its location in a coastal region of northern Chile, La Serna is a major citrus and avocado growing area of the country. Rosales, which primarily packs and sells lemons, currently sells its produce into Asian, European, and Chilean markets. Going forward, Limoneira will handle Rosales’ lemon sales to Asian markets. Through its wholly owned Chilean subsidiary, Limoneira Chile SpA, Limoneira invested $1.75 million for a 35% interest in the business. Limoneira will earn equity income from its investment as well as $0.50 per carton on lemon sales to Asian markets, which combined is estimated at $200,000 to $300,000 per year.

Alex Teague, Senior Vice President stated, “We are excited about our first international business investment. Our management team has a long-standing relationship with Rosales, and we look forward to working with them more closely following our investment. Along with expanding our participation in the growing global lemon business, this investment also enables Limoneira to better evaluate future potential investment opportunities in Chile’s vast, productive agricultural properties.”

Harold Edwards, President and Chief Executive Officer, added, “With its favorable climate for lemons and other citrus, we have been looking for the right opportunity to enter the Chilean agriculture market for some time and are very pleased with our partnership with Rosales. Our investment in Rosales is consistent with our long-term strategy to expand our agribusiness internationally as a global, year round supplier of lemons. Our business will benefit from our increased packing capacity following our Rosales investment, as well as our recently announced acquisition of Marlin packing house in Yuma, Arizona and the expansion of our packing facility in Santa Paula, which will be completed next fiscal year. Our team also continues to evaluate strategic opportunities to acquire additional agribusiness acreage in both domestic and international markets.”

About Limoneira Company

Limoneira Company, a 120-year-old international agribusiness headquartered in Santa Paula, California, has grown to become one of the premier integrated agribusinesses in the world. Limoneira (pronounced lē mon΄âra) is a dedicated sustainability company with approximately 10,000 acres of rich agricultural lands, real estate properties and water rights in California and Arizona. The Company is a leading producer of lemons, avocados, oranges, specialty citrus and other crops that are enjoyed throughout the world. For more about Limoneira Company, visit www.limoneira.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Limoneira’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Limoneira believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Limoneira cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulations, rules, quotas, tariffs and import laws; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from crop disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest and currency exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions, strikes or work stoppages; loss of important intellectual property rights; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Limoneira’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Limoneira undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.